SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 15, 2004

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On January 15, 2004, ONEOK, Inc., announced that its board of directors had declared a one-cent per share increase in the quarterly dividend to 19 cents per share of ONEOK common stock. The dividend is payable February 16, 2004, to shareholders of record at the close of business on January 30, 2004.

Additionally, the board of directors announced that the 2004 annual meeting of shareholders would be held at ONEOK’s headquarters in Tulsa, Oklahoma on Thursday, May 20, at 10 a.m. Central Standard Time.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	ProForma Financial Information

Not applicable.

(c)	Exhibits

99.1	Press release issued by ONEOK, Inc. dated January 15, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: January 15, 2004	By:	/s/ Jim Kneale

Jim Kneale Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

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